Exhibit 2.1

AMENDMENT TO

CONTRIBUTION AND PURCHASE AGREEMENT

This AMENDMENT TO CONTRIBUTION AND PURCHASE AGREEMENT (this “Amendment”), executed on this 9th day of February, 2012, to be effective as of December 15, 2011, is by and among USMD Holdings, Inc., a Delaware corporation (“Holdings”), Urology Associates of North Texas, L.L.P., a Texas limited liability partnership (“UANT”), UANT Ventures, L.L.P., a Texas limited liability partnership (“Ventures”), and USMD Inc., a Texas corporation (“USMD”), and is joined in for limited purposes by John M. House, M.D. and Richard C. Johnston, M.D. Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in Article IX of the Agreement (as defined below).

WHEREAS, the parties previously entered into that certain Contribution and Purchase Agreement dated August 19, 2010 (the “Agreement”); and

WHEREAS, before the Closing Date, UANT will merge with a wholly-owned subsidiary of Ventures, with UANT surviving and being a wholly-owned subsidiary of Ventures (the “UANT Merger”); and

WHEREAS, Ventures, Holdings, and MCNT are parties to an agreement (the “MCNT Agreement”), under which MCNT will merge with a wholly-owned subsidiary of Ventures before the Closing Date with MCNT surviving and being a wholly-owned subsidiary of Ventures (the “MCNT Merger”); and

WHEREAS, Ventures, Holdings, and Impel are parties to an agreement (the “Impel Agreement”), under which Impel will merge with a wholly-owned subsidiary of Ventures before the Closing Date with Impel surviving and being a wholly-owned subsidiary of Ventures (the “Impel Merger”); and

WHEREAS, the Contributing USMD Holders desire to, before the Closing Date, contribute at least a portion of their USMD shares directly to Ventures in exchange for partnership interests in Ventures, rather than first contributing them to Holdings; and

WHEREAS, the parties have decided that, at the Closing Date, Ventures shall contribute all of its assets, including its ownership interests in USMD, UANT, MCNT, and Impel, in exchange for shares of common stock in Holdings, thereby eliminating the promissory note described in the Agreement as a portion of the consideration to be received by Ventures; and

WHEREAS, the Parties desire to amend the Agreement in certain other respects;

NOW, THEREFORE, the Parties hereby agree as follows:

1. Contribution by Ventures. In lieu of the contribution described in Section 1.1 of the Agreement, Ventures agrees to contribute, assign, transfer, convey and deliver, or cause to be contributed, assigned, transferred, conveyed and delivered, all of its assets, including all of the equity interests in USMD, UANT, MCNT, and Impel to Holdings in exchange for the consideration described in paragraph 3 of this Amendment.

2. Contribution by USMD Holders. In lieu of the provisions in Section 1.2 of the Agreement, USMD agrees to cause the USMD Holders to contribute their USMD shares as follows:

(a) Those USMD Holders listed on Schedule I as “Contributing USMD Holders” shall, before the Closing Date, contribute their USMD shares (excluding the USMD shares referred to in subparagraph (b) of this paragraph 2) to Ventures in exchange for Class B Partnership Interests in Ventures (the “USMD-Ventures Contribution”);

(b) Each of those USMD Holders listed on Schedule I as “Contributing USMD Holders” shall contribute 57,985 USMD shares to Holdings in exchange for the consideration described in paragraph 3 of this Amendment; and

(c) Those USMD Holders listed on Schedule I as not being “Contributing USMD Holders” (the “Non-Contributing USMD Holders”) shall contribute all of their USMD shares to Holdings in exchange for the consideration described in paragraph 3 of this Amendment.

The contributions to Holdings by Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders are referred to herein as the “Contribution”.

3. Consideration. In lieu of the provisions in Section 1.4 of the Agreement, the Parties agree that the consideration for the Contribution shall be as follows:

(a) The aggregate consideration payable by Holdings for the Contribution shall be equal to 10,000,000 shares of common stock of Holdings (the “Holdings Shares”), of which (i) an aggregate of Nine Million (9,000,000) shares shall be issued to Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders at Closing in the amounts and to the persons set forth in Schedule I, which, for avoidance of doubt, shall be issued in proportion to the pro rata percentages set forth next to the name of each person set forth in Schedule I (the “Pro Rata Percentages”), and (ii) an aggregate of One Million (1,000,000) shares (the “Adjustment Shares”) shall be issued to John M. House, M.D. and Richard C. Johnston, M.D., as Nominees for Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders. The share certificate representing the Adjustment Shares shall be issued on the Closing Date but held by Holdings pending the adjustments described in subparagraph (b), below and shall be transferable only in accordance with subparagraph (e) below. The Adjustment Shares shall be shown as issued and outstanding on the balance sheet of Holdings on the date such shares are issued to John M. House, M.D. and Richard C. Johnston, M.D., as Nominees for Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders, and shall be legally outstanding under applicable state law.

(b) The allocation of the Adjustment Shares between Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders shall be determined following the Closing based upon changes in the relative value of the contributions to Holdings made by (i) Ventures (after accounting for the MCNT Merger, the Impel Merger, the UANT Merger and the USMD-Ventures Contribution), (ii) the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and (iii) the Non-Contributing USMD Holders (it being agreed that the value of the contribution to Holdings made by the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment and the Non-Contributing USMD Holders shall be based only on the value of USMD represented by the shares of common stock of USMD contributed to Holdings by the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment the Non-Contributing USMD Holders pursuant to this Agreement and not that portion of the value of USMD contributed to Ventures by the Contributing USMD Holders pursuant to the USMD-Ventures Contribution), in each case between December 31, 2010 and 11:59 p.m. local time in Dallas, Texas on the Closing Date (the “Schedule 1.4 Adjustments”). For illustration only, Schedule I and Schedule 1.41 indicate that, on the Closing Date, 68,663 of the Adjustment Shares would be issued to the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment and the Non-Contributing USMD Holders and 931,337 of the Adjustment Shares would be issued to Ventures. The relative consideration set forth in Schedule 1.41 has been derived in part from the fair market values of the respective business lines of USMD, Ventures, MCNT, and Impel as determined by valuations conducted by an independent third party valuation company.

The Schedule 1.4 Adjustments shall be calculated as follows:

(i) to reflect any changes since December 31, 2011 in “Total Subsidiary Level Debt,” “USMD Corporate Level Debt,” “Ventures/UANT Corporate Level Debt,” “Impel Level Debt,” and “MCNT Corporate Level Debt,” as set forth in Columns D, F, G, H, and I, respectively, of Schedule 1.41;

(ii) to reflect any changes since September 30, 2011 in ownership percentages of the assets or investments held by either USMD, Ventures/UANT, Impel, and MCNT, as reflected in Columns J, L, N, and P, respectively, of Schedule 1.41;

(iii) to reflect on Schedule 1.41 the amount of any “Deferred Payment Obligations” of USMD, Ventures/UANT, Impel, and MCNT as set forth in Cells K62, M62, O62, and Q62, respectively. Such amounts shall be calculated in accordance with the Schedule 1.4 Deferred Payment Obligations as defined in Article IX;

(iv) to reflect the amount of any “Net Working Capital Adjustments” of USMD, Ventures/UANT, Impel, and MCNT in Cells D75 of Schedule 1.42, D68 of Schedule 1.43, D75 of Schedule 1.44, and D75 of Schedule 1.45, respectively; and

(v) to reflect on Schedule 1.41 the amount of any mutually approved capital expenditures (A) since December 31, 2010 relating to fixed assets of the UANT clinical practice and (B) since September 30, 2011 relating to fixed assets or mutually approved capital contributions of USMD, Ventures/UANT, Impel, and MCNT as set forth in Cells K65, M65, O65, and Q65, including without limitation approved capital expenditures for equipment, building or tenant improvements.

(c) For the purposes of computing the adjustments, if any, pursuant to subsection (b) above, no adjustments to the Adjusted Equity Values reflected on Row 69 of Schedule 1.41 shall be made to the extent of any amounts already included in the calculations set forth in Rows 62-65 and Row 67 of Schedule 1.41, and the following provisions shall be applicable:

(i) No later than the later of (i) ninety (90) days following the Closing Date, or (ii) five (5) business days following the final determination of any adjustments to consideration under each of the MCNT Agreement and Impel Agreement, Ventures shall prepare and deliver to Holdings and the USMD Holder Representative a calculation of the Schedule 1.4 Adjustments, based upon its, and MCNT’s and Impel’s financial statements at and as of the Closing Date. Ventures shall provide the USMD Holder Representative, and Holdings shall provide to Ventures, any information and back-up materials reasonably requested by the requesting Party with respect to the Schedule 1.4 Adjustments.

(ii) The USMD Holder Representative shall have thirty (30) days following receipt of Ventures’s calculations of Schedule 1.4 Adjustments to notify Ventures of any dispute of any item contained therein, which notice shall set forth in reasonable detail the basis for such dispute. At any time within such thirty (30)-day period, the USMD Holder Representative shall be entitled to agree with any or all of the items set forth in Ventures’s calculation of the Schedule 1.4 Adjustments.

(iii) If the USMD Holder Representative does not notify Ventures of any such dispute within such thirty (30)-day period, or notifies Ventures of its agreement with Ventures’s calculations, Ventures’s calculations of the Schedule 1.4 Adjustments shall be final and binding on the Parties.

(iv) If the USMD Holder Representative notifies Ventures of any such dispute within such thirty (30)-day period, the Schedule 1.4 Adjustments shall be resolved as follows:

(A) The USMD Holder Representative and Ventures shall jointly determine the extent of any Schedule 1.4 Adjustments as promptly as practicable.

(B) In the event that the USMD Holder Representative and Ventures are unable to agree upon any of the Schedule 1.4 Adjustments, the Parties shall submit such matter to the Dallas, Texas office of Grant Thornton LLP (or if such firm is unwilling or unable to serve, another nationally recognizable accounting firm mutually agreed upon by the Parties), who shall make the final determination with respect to the correctness of the proposed Schedule 1.4 Adjustments in light of the terms and provisions of this Agreement, with such determination being final and binding on the Parties.

Notwithstanding anything herein to the contrary, the Schedule 1.4 Adjustments as set forth in subparagraphs (i) through (v) of paragraph 3(b) as they relate to MCNT and Impel shall be determined pursuant to each of the MCNT Agreement and Impel Agreement and shall be final and binding on the Parties hereto for purposes of any adjustments to the consideration made pursuant hereto.

(d) The allocation of the Adjustment Shares in accordance with this Section 1.4 shall be the Parties’ sole and exclusive basis for allocating Holdings Shares as a result of the relative values of the contributions to Holdings made by (i) Ventures (after accounting for the MCNT Merger, the Impel Merger, the UANT

Merger and the USMD-Ventures Contribution), (ii) the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and (iii) the Non-Contributing USMD Holders. Any allocation of the Adjustment Shares in favor, or to detriment, of Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, or the Non-Contributing USMD Holders shall be made in accordance with such Person’s Pro Rata Percentage.

(e) Once the allocation of the Adjustment Shares in accordance with this Section 1.4 has been finally determined, John M. House, M.D. and Richard C. Johnston, M.D. shall endorse the certificate representing the Adjustment Shares (or execute a separate stock power transferring such shares) to Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders in accordance with such determination, and Holdings shall deliver the certificate to its transfer agent with instructions to reissue the Adjustment Shares to Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders. In no event shall the reissuance of the Adjustment Shares to Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders occur later than five years following the Closing. Neither Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, the Non-Contributing USMD Holders, Holdings, John M. House, M.D. nor Richard C. Johnston shall transfer, pledge, hypothecate or encumber any Adjustment Shares or rights to receive Adjustment Shares except that once the allocation of the Adjustment Shares in accordance with this Section 1.4 has been finally determined, they may transfer and allocate the Adjustment Shares in accordance with and pursuant to this Section 1.4.

(f) During the entire period the Adjustment Shares are held by John M. House, M.D. and Richard C. Johnston, M.D., as Nominees for Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders: (i) all dividends paid on any Adjustment Share will be distributed when received by John M. House, M.D. and Richard C. Johnston, M.D. to Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders in proportion to the Pro Rata Percentages and (ii) all voting rights of the Adjustment Shares shall be exercisable by John M. House, M.D. and Richard C. Johnston, M.D. at the direction of and on behalf of Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the applicable Non-Contributing USMD Holders in proportion to the Pro Rata Percentages in the same manner as such shares would be entitled to such voting rights upon the reissuance of the Adjustment Shares to Ventures, the Contributing USMD Holders making contributions described in paragraph 2(b) of this Amendment, and the Non-Contributing USMD Holders under Section 1.4(e).

(g) This Section 3 of this Amendment and Section 1.4 of the Agreement are intended to comply with the requirements set forth in Section 2.02 of Revenue Procedure 84-42, 1984-1 C.B. 521.

4. Options. Section 1.7(b) of the Agreement is amended to read in its entirety as follows:

On the Closing Date, Holdings shall grant to Ventures options to purchase a number of shares of Holdings common stock equal to the number of shares of Holdings common stock that the holders of the USMD Granted Shares are entitled to receive pursuant to Section 1.7(a) above, at an exercise price equal to the quotient of (i) $3.00 divided by (ii) the Conversion Ratio. Such options shall expire five years from the date of issuance under the Holdings Equity Plan and shall be held by Ventures for the benefit of the Class A limited partners.

5. Tax Treatment. Section 11.6 of the Agreement is amended to read as follows:

The parties to this Amendment agree that, for United States federal income tax purposes the Contribution is intended to be, and shall be characterized as, an exchange qualifying under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

6. Issuance of Class B Partnership Interests. The Class B Partnership Interests in Ventures to be issued to the Contributing USMD Holders shall be based upon the relative values of the USMD shares contributed by them to Ventures as compared with the values of Ventures, UANT, MCNT, and Impel, as finally determined pursuant to this Amendment, the MCNT Agreement, and the Impel Agreement.

7. Additional Definition. “USMD Holder Representative” means John House, M. D.

8. Listing Application. Section 5.6 of the Agreement is amended to read as follows:

Holdings shall, as soon as practicable, prepare and submit to NASDAQ a listing application with respect to the listing on the Nasdaq Capital Market of the Holdings Shares issuable pursuant to the Contribution, and shall use its best efforts to obtain, prior to the Closing, approval for the listing of the Holdings Shares on the Nasdaq Capital Market, or another stock exchange agreed to in writing by the Parties, subject in either case to official notice of issuance.

9. Conditions Precedent to Obligations of USMD.

(a) Section 6.2 of the Agreement is amended to read as follows:

All of the representations and warranties made by Ventures, UANT and Holdings in this Agreement and in all certificates and other documents delivered by Ventures, UANT or Holdings to USMD pursuant hereto, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement, changes approved in writing by USMD and Holdings or any failure of any such representations and warranties to be true and correct in all material respects at the Closing Date solely as result of the consummation of the Impel Merger and/or the MCNT Merger on the Closing Date.

(b) Section 6.7 of the Agreement is amended to read as follows:

The S-4 Registration Statement shall have been declared effective by the SEC and NASDAQ shall have approved the listing on the Nasdaq Capital Market of the Holdings Shares issuable pursuant to the Contribution or such shares shall have been approved for listing on another stock exchange agreed to in writing by the Parties.

10. Conditions Precedent to Obligations of Ventures and UANT. Section 7.7 of the Agreement is amended to read as follows:

The S-4 Registration Statement shall have been declared effective by the SEC and NASDAQ shall have approved the listing on the Nasdaq Capital Market of the Holdings Shares issuable pursuant to the Contribution or such shares shall have been approved for listing on another stock exchange agreed to in writing by the Parties.

11. Subsequent Transfers of UANT Business Units. Section 8.9(b) of the Agreement is hereby deleted.

12. Survival of Representations, Warranties and Covenants. The first sentence of Section 8.12 of the Agreement is hereby deleted.

13. D&O Coverage. Holdings (or a third party at the direction of Holdings), at Holding’s sole expense, will pay at the Closing an amount sufficient to enable UANT to purchase “tail” coverage for a period of six (6) years following the Closing Date under the directors and officers liability insurance policy of UANT, as in effect on the Closing Date, up to an aggregate amount not to exceed $55,000.

14. New Definitions. The following definitions are added to Article IX of the Agreement:

“Impel” means Impel Management Services, L.L.C., a Texas limited liability Company.

“MCNT” means The Medical Clinic of North Texas, P.A., a Texas Professional Association.

“Schedule 1.4 Deferred Payment Obligations” means, in the case of UANT and Ventures, those certain deferred payments payable to Ken Licker, M.D.P.A., Robert Dowling, M.D.P.A., Gordon Brodie, M.D.P.A., and Mark Norris, M.D.P.A.

15. Revised Definitions. At Article X, the defined term, “Schedule III Deferred Payment Obligations” shall be deleted. In addition, the definitions of the defined terms below shall be revised so that such terms shall be defined as follows:

“Conversion Ratio” means the quotient of (a) the number set forth in Cell K72 of Schedule 1.41after the completion of the Schedule 1.41 Adjustments, divided by (b) the number of shares of USMD common stock outstanding immediately prior to the Closing.

“Outside Closing Date” means August 31, 2012.

16. Expenses. Section 8.2 of the Agreement is amended to read as follows:

8.2. Expenses. Except as provided in Section 8.1 and in the second paragraph of this Section 8.2, each Party shall pay its own expenses incurred in connection with this Agreement and the Transactions, whether or not the Agreement or the Transactions are consummated.

Holdings shall pay all filing fees in connection with all pre-transaction notifications required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder, in connection with the Transactions (including, without limitation, the UANT Merger, the MCNT Merger, and the Impel Merger).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Contribution and Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDINGS

USMD Holdings, Inc., a Delaware corporation

By:	/s/ John House, M.D.
Name: John House, M.D.
Title: President

USMD

USMD Inc., a Texas corporation

By:	/s/ John House, M.D.
Name: John House, M.D.
Title: Chairman and Chief Executive Officer

UANT

Urology Associates of North Texas, L.L.P., a Texas limited liability partnership

By:	/s/ Dr. Mark McCurdy
Name: Dr. Mark McCurdy
Title: Authorized Partner

By:	/s/ Dr. Richard Scriven
Name: Dr. Richard Scriven
Title: Authorized Partner

By:	/s/ Dr. Keith Waguespack
Name: Dr. Keith Waguespack
Title: Authorized Partner

By:	/s/ Dr. Ira Hollander
Name: Dr. Ira Hollander
Title: Authorized Partner

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to Contribution and Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENTURES

UANT Ventures, L.L.P., a Texas limited liability partnership

By:	/s/ Dr. Mark McCurdy
Name: Dr. Mark McCurdy
Title: Authorized Partner

By:	/s/ Dr. Richard Scriven
Name: Dr. Richard Scriven
Title: Authorized Partner

By:	/s/ Dr. Keith Waguespack
Name: Dr. Keith Waguespack
Title: Authorized Partner

By:	/s/ Dr. Ira Hollander
Name: Dr. Ira Hollander
Title: Authorized Partner

JOINED SOLELY FOR THE PURPOSES OF SECTION 3:

/s/ John M. House, M.D.
John M. House, M.D.

/s/ Richard C. Johnston, M.D.
Richard C. Johnston, M.D.

Schedule I to Amendment to Contribution and Purchase Agreement

	USMD Common Stock Held	“Contributing USMD Holder”	USMD Shares Contributed to Ventures	USMD Shares Contributed to Holdings	Pro Rata Percentage
John House	5,664,196	Yes	5,664,196		0.0000
H.P. Hezmall	3,664,196	Yes	3,606,211	57,985	0.0684
David Ellis	3,661,196	Yes	3,603,211	57,985	0.0684
Paul Thompson	3,655,196	Yes	3,597,211	57,985	0.0684
Steve House	1,832,528	Yes	1,774,543	57,985	0.0684
Charles Bradford	1,714,195	Yes	1,656,210	57,985	0.0684
Jacob Rosenstein	1,252,584	No	—	1,252,584	1.4769
Charles Cook	931,005	Yes	873,020	57,985	0.0684
Christopher Dunleavy	721,900	Yes	663,915	57,985	0.0684
Neil House	540,864	Yes	482,879	57,985	0.0684
Wade Lowry	446,686	Yes	446,686		0.0000
Tom Hall	330,000	Yes	272,015	57,985	0.0684
Glen Wyant	284,640	No	—	284,640	0.3356
Jeffrey W. Heitkamp	281,276	No	—	281,276	0.3316
Todd Profit Sharing Plan	255,164	No	—	255,164	0.3009
Kenneth Licker	192,150	Yes	192,150		0.0000
Jim Saalfield	191,645	Yes	191,645		0.0000
Gary Price	178,131	Yes	178,131		0.0000
Michael Biavati	154,168	No	—	154,168	0.1818
Pat Collini	150,547	Yes	150,547		0.0000
Russell Dickey	87,292	No	—	87,292	0.1029
Marian Zinnante	77,593	No	—	77,593	0.0915
Jim Edwardson	65,000	No	—	65,000	0.0766
Lawrence J. Alter	63,393	Yes	63,393		0.0000
Scott Allen	59,407	No	—	59,407	0.0700
Michael McCullough	50,678	No	—	50,678	0.0598
Ali Shirvani	50,000	Yes	50,000		0.0000
Robert L. True	48,495	No	—	48,495	0.0572
James W. Ward	48,495	No	—	48,495	0.0572
A.E. Thurman, M.D.	43,487	No	—	43,487	0.0513
Gordon Brody	42,363	Yes	42,363		0.0000
Kirk Pinto	40,467	Yes	40,467		0.0000
Mary Finke	38,797	No	—	38,797	0.0457
G. Byron Kallam	35,644	No	—	35,644	0.0420
Tracy Rukab	35,644	No	—	35,644	0.0420
Randy Hess	35,000	No	—	35,000	0.0413
Kurt Kaufman	35,000	No	—	35,000	0.0413
Ashton Flp	30,000	No	—	30,000	0.0354
Ellen Parrill	29,098	No	—	29,098	0.0343
Kenneth Likker, M.D.	28,990	No	—	28,990	0.0342
Terri Crawford	25,000	No	—	25,000	0.0295
Chris Lichty	25,000	No	—	25,000	0.0295
John W. Johnson, III	23,763	No	—	23,763	0.0280
John R. Jeffers	19,399	No	—	19,399	0.0229
Ralph T. Wiegman	19,399	No	—	19,399	0.0229
Keryn M. Dias	19,398	No	—	19,398	0.0229
Cliff Vestal	12,000	Yes	12,000		0.0000

John Pumphry	11,881	No	—	11,881	0.0140
Richard Lieman	10,000	No	—	10,000	0.0118
Scott Ashton	10,000	No	—	10,000	0.0118
Leea Bristow	10,000	No	—	10,000	0.0118
David Cavallaro	10,000	No	—	10,000	0.0118
Monty Trimble	7,072	No	—	7,072	0.0083
Robert Bell	5,365	No	—	5,365	0.0063
Mike Mycoskie	5,000	No	—	5,000	0.0059
Jan Turley	5,000	No	—	5,000	0.0059
JJ Fedderson	5,000	No	—	5,000	0.0059
Mark Freis	5,000	No	—	5,000	0.0059
Larry Haun	5,000	No	—	5,000	0.0059
Ty Miller	5,000	No	—	5,000	0.0059
Luis Nolasco	5,000	No	—	5,000	0.0059
Jennifer Passamano	5,000	No	—	5,000	0.0059
Terry White	5,000	No	—	5,000	0.0059
Gabe Zablatnik	4,000	No	—	4,000	0.0047
Tahir Ali	3,564	No	—	3,564	0.0042
Steve Miller	3,255	No	—	3,255	0.0038
Harrison Mitchell Abrahams, M.D., P.A.	57,985	No	—	57,985	0.0684
Lawrence J. Alter, M.D., P.A.	57,985	No		57,985	0.0684
Aaron M. Amos, M.D., P.A.	57,985	No	—	57,985	0.0684
Jeffrey C. Applewhite, M.D., P.A.	57,985	No	—	57,985	0.0684
Richard H. Bevan-Thomas, M.D., P.A.	34,789	No	—	34,789	0.0410
Gordon S. Brody, M.D., P.A.	57,985	No		57,985	0.0684
Tracy Cannon-Smith M.D.P.A.	50,251	No	—	50,251	0.0592
Paul Chi-An Chan, M.D., P.A.	57,985	No	—	57,985	0.0684
Weber Chuang M.D., P.A.	57,985	No	—	57,985	0.0684
M. Patrick Collini, M.D., P.A.	57,985	No		57,985	0.0684
Kevin D Diamond MD PA	57,985	No	—	57,985	0.0684
Robert A. Dowling, M.D., P.A.	57,985	No	—	57,985	0.0684
Patrick R. Frey, M.D., F.A.C.S., P.A.	57,985	No	—	57,985	0.0684
S. Alexis Gordon, MD PA	50,251	No	—	50,251	0.0592
Michael B. Gruber, M.D., P.A.	57,985	No	—	57,985	0.0684
Ira N. Hollander, M.D., P.A.	57,985	No	—	57,985	0.0684
John M. House, M.D., P.A.	57,985	No		57,985	0.0684
John W. Jaderlund, MD, PA	57,985	No	—	57,985	0.0684
J. Daniel Johnson, M.D., P.A.	57,985	No	—	57,985	0.0684
E. Paul Kaplan, M.D., P.A.	57,985	No	—	57,985	0.0684
Wade L. Lowry, M.D., P.A.	57,985	No		57,985	0.0684
Justin T. Lee MD PA	57,985	No	—	57,985	0.0684
Cleburne Urology Associates, P.A. (Barney Maddox)	57,985	No	—	57,985	0.0684
Mark Alan McCurdy, M.D., P.A.	57,985	No	—	57,985	0.0684
F.H. Moore III, M.D., P.A.	57,985	No	—	57,985	0.0684

Mark A. Norris, M.D., P.A.	57,985	No	—	57,985	0.0684
Christopher Pace, M.D., P.A.	57,985	No	—	57,985	0.0684
Kirk Pinto, M.D., P.A.	57,985	No		57,985	0.0684
V. Gary Price, M.D., P.A.	57,985	No		57,985	0.0684
Jeff L. Pugach, M.D., P.A.	57,985	No	—	57,985	0.0684
Delbert C. Rudy, P.A.	57,985	No	—	57,985	0.0684
James G. Saalfield, M.D., P.A.	57,985	No		57,985	0.0684
Andrew C Sambell M.D.P.A.	57,985	No	—	57,985	0.0684
Richard R. Scriven, M.D., P.A.	57,985	No	—	57,985	0.0684
David L. Shepherd, M.D., P.A.	57,985	No	—	57,985	0.0684
Ali Shirvani, M.D., P.A.	57,985	No	—	57,985	0.0684
Marie-Blanche Tchetgen, M.D., P.A.	57,985	No	—	57,985	0.0684
Scott A Thurman M.D., P.A.	57,985	No	—	57,985	0.0684
Thomas C. Truelson, M.D., P.A.	57,985	No	—	57,985	0.0684
James C. Vestal, M.D., P.A.	57,985	No		57,985	0.0684
Keith A. Waguespack M.D., P.A	57,985	No	—	57,985	0.0684
Diane C. West, M.D., P.A.	57,985	No	—	57,985	0.0684

	29,707,912		23,560,793	6,147,119	7.2478
Ventures					92.7522

Schedule 1.41

	A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q
	Entity		Total Enterprise Value	Total Subsidiary Level Debt (+/- Net working capital excess (deficit)	Total Enterpise Value Less Subsidiary Level Debt	USMD Corporate Level Debt	Ventures/ UANT Corporate Level Debt	Impel Corporate Level Debt	MCNT Corporate Level Debt	USMD Enterprise Value		UANT Enterpise Value		Impel Enterprise Value		MCNT Enterpise Value
										% Own	$ Value	% Own	$ Value	% Own	$ Value	% Own	$ Value
5
6		USMD
7		USMD Arlington	165,280,000	(40,956,000)	124,324,000					5.00%	6,216,200	23.4368%	29,137,567
8		USMD FW Hospital	49,000,000	(17,529,000)	31,471,000					20.00%	6,294,200	10.8565%	3,416,649
9
10		USMD Hospital Division	31,880,000		31,880,000					100.00%	31,880,000
11		USMD Cancer Division	27,450,000		27,450,000					100.00%	27,450,000
12		Willowbrook Cancer	10,870,000	0	10,870,000					0.00%	0
13
14		USMD Litho Division
15		Management	5,550,000		5,550,000					100.00%	5,550,000
16		Minority Partnership Interests	9,920,000	(117,000)	9,803,000	(7,220,000)				*Varies	9,803,000
17
18		USMD Inc Holding Company Debt				(730,000)
19
20		Ventures
21		UANT
22		Cancer	46,290,000		46,290,000		(5,172,000)					100%	46,290,000
23		Imaging	4,730,000		4,730,000		(291,000)					100%	4,730,000
24		Lab	7,890,000		7,890,000		(60,000)					100%	7,890,000
25		Research	880,000		880,000							100%	880,000
26		Practice	5,370,000		5,370,000		(7,907,000)					100%	5,370,000
27
28		UANT Owned:
29		MetroStone Management	9,160,000		9,160,000							88.5472%	8,110,924
30		Dallas Stone Management	9,030,000		9,030,000							31.4453%	2,839,514
31		North Texas Stone Management	5,580,000	(90,000)	5,490,000							30.00%	1,647,000
32		Waxahachie Surgery Center										4.51%	41,000
33		US Urology										0.00%	0
34		Linked Urology Research Network										0.00%	0
35
36		UANT Ventures
37		Baylor Carrolton										0.00%	0
38		North Texas Hospital										0.88%	180,000
39		Neo—Alliance										0.00%	0
40
41		UANT Ventures (Corporate Debt)					(560,668)
42		UANT Lithotripsy (Corporate Debt)					(561,000)
43
44		Impel
45		Impel Management Services, L.L.C.	6,562,000		6,562,000									100%	6,562,000
46		Impel Consulting Experts	3,653,000		3,653,000									100%	3,653,000
47		Impel (Corporate Debt)						(313,163)
48
49		MCNT
50		Clinical Lab (TBD by VMG)			0											100%	0
51		Imaging (TBD by VMG)			0											100%	0
52		Other (TBD by VMG)			0											100%	0
53		Other (TBD by VMG)			0											100%	0
54		Other (TBD by VMG)			0											100%	0
55		Total MCNT (Per HCI)	57,300,000		57,300,000											100%	57,300,000
56		MCNT (Corp Debt & Deferred Comp Plans)							(13,472,086)
57
58		Total	456,395,000	(58,692,000)	397,703,000	(7,950,000)	(14,551,668)	(313,163)	(13,472,086)		87,193,400		110,532,654		10,215,000		57,300,000

59
60	Total Gross Enterprise Value										87,193,400		110,532,654		10,215,000		57,300,000
61		Adjustments:
62		Deferred Payout Obligations (as defined in Section 1.4(c)(iii) of the Agreement)									0						—
63		Net Working Capital Adjustment (as defined in Section 1.4(c)(iv) of the Agreement)									6,142,131		727,993		1,861,966		(854,489)
64		Surplus Assets (subset of working capital adjustment)									0		—		1,460,624		2,530,141
65		Approved Capital Expenditures (as defined in Section 1.4(c)(v) of the Agreement)									0		2,941,982		0

66	Adjusted Net Enterprise Value (Purchase Price)										93,335,531		114,202,629		13,537,590		58,975,662
67		Less: Indebtedness (columns F,G, H, I)									(7,950,000)		(14,551,668)		(313,163)		(13,472,086)
68

69		Value of Contribution to Holdings									85,385,531		99,650,961		13,224,427		45,503,566
70
71		Relative Value of Contribution to Holdings									35.027880%		40.880016%		5.425083%		18.667020%
72		Number of Shares of Holdings Stock									3,502,788		4,088,002		542,508		1,866,702

Schedule 1.41

Schedule 1.42

USMD Net Working Capital Adjustments

	A	B	C	D	E
3	Accounts	Comments	USMD Inc Consolidated Management Company	USMD Inc Consolidated Management Company
4			Sept 30 2011	Acquisition Date
5	Cash		8,983,693
6	Management Fee AR (Hospital & Litho & CTC)		1,744,118
7	Allowance for Doubtful Accounts
8	Management Fee AR (CTC)
9	Federal Income Tax Refund
10	Deferred Tax Asset		177,245
11	AR Other Net of Allowance		23,575
12	Prepaids and Other Current Assets		340,979

13	Total Current Assets	Ties to G/L	11,269,610	—

14
15	Accounts Payable		120,871
16	Related Party Payable		5,940
17
18
19

20	Total Intercompany Receivable from LP		126,811

21
22	Intercompany Payable/(Receivable):		(294,493)
23	Due to Matrx
24	Due From USL
25	Due From Admin Svcs	Portion is attributable to Arl/FW/Litho LP
26	Due from CTC
27	Due to USMD Inc
28	Due to Admin

29	Total Intercompany	Subject to Reconciliation of LP related Exps	(294,493)

30

31	Accrued Interest Payable	TBD whether included or excluded	—
32	Accrued Expenses	Subject to review for completeness	3,287,177
33
34	Accrued Franchise Tax
35	Federal Taxes Payable
36	State Taxes Payable

37	Total Accrued Liabilities		3,287,177

38
	Accrued Payroll Liabilities:
40	Accrued Payroll		1,187,392
41	Accrued PTO
42	Payroll Related Liabilities

43	Total Accrued Payroll		1,187,392	—

44
45	Current Portion of Debt	Excluded from Calculation

46	Total Current Liabilities	Ties to G/L	4,306,887	—

47

48	Net Working Capital		6,962,723	—	A

49
50	USMD Inc Net Working Capital Settlement Target
51
52			USMD Inc
53			9/30/11 YTD	Annualized
54
55	Management Fee Revenue		13,473,381	17,964,508
56	Arlington Staff Pass Through Revenue		4,143,438	5,524,584
57	Fort Worth Staff Pass Through Revenue		1,707,193	2,276,257
58	CTC Staff Pass Through Revenue		2,057,133	2,742,844
59	Physicists Revenue		2,307,241	3,076,321
60	Salary Processing Fee Revenue		29,420	39,227

61	Total Net Revenue (not incl. interest)		23,717,806	31,623,741

62
63	Less:
64
65	Arlington Staff Pass Through Revenue	Reimbursement of Cost (Contra Expense)	4,143,438	5,524,584
66	Fort Worth Staff Pass Through Revenue	Reimbursement of Cost (Contra Expense)	1,707,193	2,276,257
67	CTC Staff Pass Through Revenue	Reimbursement of Cost (Contra Expense)	2,057,133	2,742,844
68	Salary Processing Fee Revenue	Reimbursement of Cost (Contra Expense)	29,420	39,227

69	Total Cost Reimbursement (I.E Contra Expense)		7,937,184	10,582,912

70
71	Adjusted Net Revenue		15,780,622	21,040,829

72
73	Net Working Capital Target = Net Revenue @ 3.9%		615,444	820,592	B
74
75	Actual Net Working Capital Adjustment to Purchase Price as of Acquisition Date			6,142,131	A-B

Schedule 1.42

Schedule 1.43

UANT Net Working Capital Adjustments

	A	B	C	D	E	F	G	H
1 2 3	Accounts	Comments	UANT & UANT Ventures Excluding Clinic	UANT & UANT Ventures Excluding Clinic		UANT Clinic & Video	UANT Clinic & Video
4			Sept 30 2011	Acquisition Date		Sept 30 2011	Acquisition Date
5	Cash		2,935,213
6	Net Patient AR	Subject to GAAP Collectibility Assessment	3,634,477
7	Allowance for Doubtful Accounts
8	Deposits
9
10
11	AR Other		537,178
12	Prepaids and Other Current Assets		629,789

13	Total Current Assets	Ties to G/L	7,736,657	—		—	—

14
15	Accounts Payable		(10,271)
16
17	Accrued Interest Payable	Not included in the calculation
18	Accrued Expenses	Subject to review for completeness	1,425,409
19	Accrued Bonus	Subject to review for completeness/Achievablity
20	Accrued Franchise Tax
21	Partner Withdraw Payable		113,898
22	State Taxes Payable

23	Total Accrued Liabilities		1,539,307	—		—	—

24
25	Accrued Payroll Liabilities:
26	Accrued Payroll		1,865,283
27	Accrued PTO
28	Payroll Related Liabilities

29	Total Accrued Payroll		1,865,283	—		—	—

30
31	Current Portion of Debt	Excluded from Calculation

32	Total Current Liabilities	Ties to G/L	3,394,319	—		—	—

33
34	Net Working Capital		4,342,338	—	A	—	—	X

35

36	UANT L.P.& UANT Ventures L.L.C. Inc Net Working Capital Settlement Target
37
38			UANT & UANT Ventures
39				9/30/11 YTD
40	UANT CTC Revenue			12,174,806
41	UANT Imaging Revenue			1,151,459
42	UANT Lab Revenue			2,643,607
43	UANT Research Revenue			475,982
46

47	Total Net Revenue (not incl. interest)		—	16,445,854

48
49	Less:
54
55	Total Adjustments		—	—
56
57	Adjusted Net Revenue Annualized		—	21,927,805

58
59	Net Working Capital Target = (Net Rev @ 3.9% )		—	855,184	B
60
61	UANT Clinic AR from VMG Report						2,849,700
62	UANT Inventory from VMG Report						152,000
63	UANT Accrued Expenses from VMG Report						(239,000)
64	Adjustment for Video NWC TBD by VMG (This number will be provided at later date, s/be immaterial)						(3,540)

65	Net Working Capital Target = (Predetermined Target Established by VMG)						2,759,160	Y
66		Working Capital Adjustment of Columns D and G		3,487,153	A-B		(2,759,160)	X-Y

67
68	Actual Net Working Capital Adjustment to Purchase Price as of Acquisition Date			727,993	(Cell D66 + G66)

Schedule 1.43

Schedule 1.44

Impel Net Working Capital Adjustment

	A	B	C	D	E
3	Accounts	Comments	Impel
4			Sept 30 2011	Acquisition Date
5	Cash		2,081,358	TBD
6				TBD
7				TBD
8				TBD
9				TBD

10	Total Cash		2,081,358

11
12				TBD
13	Mgmt Fee AR		442,102	TBD
14	AR		10,891	TBD
15	AR Other		9,982	TBD
16	Prepaid		86,806	TBD
17	Intercompany AR		230,956	TBD
18	Note Receivable from MCNT	Applied to surplus asset schedules to be consistent with HCI		TBD
19	Deposits		66,450
20	Cash Surrender Value of Insurance	Applied to surplus asset schedules to be consistent with HCI
21	Other current assets

22	Total Current Assets		2,928,545	—

23
24	Accounts Payable		2,642	TBD
25
26	Accrued current liabilities		173,709
27	Accrued Interest Payable			TBD
28	Franchise tax (margin tax)		16,225	TBD
29	Accrued Payroll (A comp)	PTO liability is not adjusted monthly	600,076	TBD
30	Accrued 401k		1,092	TBD
31	Federal Taxes Payable	Not adjusted monthly		TBD
32	Deferred Revenue		26,610	TBD

33	Total Accrued Liabilities		817,712

34
35
36
37
38
39
40
41
42
43
44				TBD
45				TBD

46	Total Current Liabilities		820,354

47

48	Net Working Capital		2,108,191	—	A

49		Impel Net Working Capital Settlement Target
50
51			Impel & Ice
52			YTD	Annualized
53	Impel revenue		4,735,100	6,313,466
54	ICE revenue			—

55	Total Net Revenue (not incl. interest)		4,735,100	6,313,466

56
57
58
59
60
61
62
63
64
65
66
67	Less:
68

69			—	—

70
71	Adjusted Net Revenue		4,735,100	6,313,466

72
73	Net Working Capital Target = Net Revenue @ 3.9% per HCI analysis		184,669	246,225	B
74
75	Net Working Capital Adjustment to Purchase Price			1,861,966	A-B

Schedule 1.44

Schedule 1.45

MCNT Net Working Capital Adjustments

	A	B	C	D	E
3	Accounts	Comments	MCNT
4			Sep 30 2011	Acquisition Date

5	Cash		864,755	TBD
6				TBD
7	Cash Restricted for LOC collateral		3,000,000	TBD
8				TBD

9	Total Cash		3,864,755

10
11
12	Other AR		(173,909)	TBD
13	Net Patient AR		8,440,748	TBD
14	Inventory	Mostly pharmacy at 45+ clinics	528,407	TBD
15	Prepaids		359,892	TBD
16	Intercompany Receivable from Impel			TBD
17	Deposits		68,198	TBD
18	Deferred Tax Asset	MCNT requested that DTA be excluded (USMD agreed if uant/usmd is consistent)

19	Total Current Assets		13,088,091	—

20
21	Accounts Payable		1,928,223	TBD
22	Intercompany payable to Impel		200,938
23	Accrued Interest Payable			TBD
24	Accrued Expenses		1,479,801	TBD
25	Accrued Payroll	PTO liability is not adjusted monthly	5,942,535	TBD
26	FIT Payable		34,087
27	401k payable		87,102
28	Accrued Franchise Tax		108,967	TBD
29	Federal Taxes Payable		—	TBD
30
31
32
33
34
35
36
37
38
39
40
41	Deferred Rent	Excluded from calc ok if consistent with UANT/USMD		TBD
42	Total Accrued Liabilities		7,652,492

43
44	Loans to shareholders		—	TBD
45	LOC			TBD

46	Total Current Liabilities		9,781,653

47

48	Net Working Capital		3,306,438	—	A

49
50		Net Working Capital Settlement Target
51
52			Sep 30 2011
53			YTD	Annualized
54	Professional Fee Revenue			—
55	Ancillary Revenue			—

56	Total Net Revenue (not incl. interest)		80,017,821	106,690,428

57
58	Less:
59
60
61
62
63
64
65
66

67	Total Cost Reimbursement (I.E Contra Expense)		—	—

68
69	Adjusted Net Revenue		80,017,821	106,690,428

70
71	Net Working Capital Target = Net Revenue @ 3.9%		3,120,695	4,160,927
72

73	Net Working Capital Target Subject to update from actual LOC balance			4,160,927	B

74
75	Net Working Capital Adjustment to Purchase Price			(854,489)	A-B

16